                                                                     EXHIBIT 4.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE (TOGETHER, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Date: September 28, 1999

                                 Commerx, Inc.

                   Series B Preferred Stock Purchase Warrant

     Commerx, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Jeff Garwood (the "Holder"), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on the closing of a private placement of the Company's Series B Preferred Stock and ending on September 28, 2004, an aggregate number of fully paid and non-assessable shares of the Company's Series B Preferred Stock at the "Purchase Price" (as hereinafter defined), subject to the provisions of Paragraph 3 hereof, determined by a fraction, the numerator of which is fifteen percent (.15) multiplied by $600,000, plus accrued and unpaid interest under the Company's Convertible Note issued to the holder concurrently with this Warrant, and the denominator of which is the Purchase Price. "Purchase Price" shall mean the conversion price of the Series B Preferred Stock as determined by paragraph 4 of the Convertible Note. "Series B Preferred Stock" shall mean, unless the context otherwise requires, the Series B Preferred Stock issued in accordance with a proposed amendment to the Company's Certificate of Incorporation, which stock shall have the rights and preferences substantially as set forth in the Term Sheet attached hereto and which stock shall be convertible into the Company's Common Stock at the applicable conversion price as determined by paragraph 4 of the Convertible Note. Notwithstanding the foregoing, the Purchase Price and the number and character of shares issuable under this Warrant are subject to adjustment as set forth in Paragraph 3. If the Company consummates an initial public offering of its common stock prior to exercise of this Warrant, then this Warrant shall be null and void and the Company shall issue a replacement warrant for the purchase of Common Stock on equitable terms. This Warrant and any replacement warrant is herein called the "Warrant."

     1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the holder hereof by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its office at 350 North LaSalle Street, Suite 1000, Chicago, Illinois 60610, or such other address as the Company may specify by written notice to the registered holder hereof, accompanied by payment, in cash, by certified or official bank check or by wire transfer of an amount equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise of the Warrant.

          1.1.  Partial Exercise.  This Warrant may be exercised for less than
                ----------------
the full number of shares of Series B Preferred Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Series B Preferred Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or his nominee (upon payment by such holder of any applicable transfer taxes).

          1.2.  Net Issue Exercise.
                ------------------

               (1) In lieu of exercising this Warrant, holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder that number of shares of the Company's Series B Preferred Stock computed using the following formula:

                                   X =Y(A-B)
                                      ------
                                         A

Where

          X. the number of shares of Series B Preferred Stock to be issued to Holder.

          Y. the number of shares of Series B Preferred Stock purchasable under this Warrant.

          A. the fair market value of one share of the Company's Series B Preferred Stock.

          B. the Purchase Price (as adjusted to the date of such calculations).

          (2) For purposes of this Section, the fair market value of one share of the Company's Series B Preferred Stock shall be the applicable conversion price of the Series B Preferred Stock.

     2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus cash in lieu of any fractional share to which such holder would otherwise be entitled. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

     3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with the provisions of the Company's Series B Preferred Stock.

     If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of the Company's Series B Preferred Stock relating to anti-dilution and other adjustments are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

     4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. The Company shall at all times take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

     5. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Series B Preferred Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding. All of the shares of Series B Preferred Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully-paid and non-assessable.

     6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

     8. REGISTRATION RIGHTS. The shares of Series B Preferred Stock issuable upon exercise of this Warrant and securities issued upon conversion of such stock are subject to the registration rights granted to Series B Preferred Stockholders.

     9. NEGOTIABILITY. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

          (a) Absent an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the disposition of this Warrant or the shares of Series B Preferred Stock issued or issuable upon exercise hereof, the holder will not sell or transfer any or all of such Warrant or shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Each certificate representing shares of Series B Preferred Stock issued pursuant to this Warrant shall bear a legend in substantially the following form on the face thereof:

          THESE SECURITIES HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE
          STATE SECURITIES LAWS AND MAY BE TRANSFERRED
          OR RESOLD ONLY IN COMPLIANCE WITH SUCH
          SECURITIES LAWS.

Any certificate representing securities issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the Act.

          (b) Any person in possession of this Warrant properly endorsed is authorized to represent itself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of its equities or rights in this Warrant in favor of every such bona fide purchaser, and every such, bona fide purchaser shall acquire title hereto and to all rights represented hereby.

          (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

          (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Series B Preferred Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Series B Preferred Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

     10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. This Warrant is issued and delivered by the Company on the basis of the following:

          (a)  Authorization and Delivery.  This Warrant has been duly
               --------------------------
authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

          (b)  Rights and Privileges.  The Company shall, as soon as
               ---------------------
practicable, use its best efforts to amend its Certificate of Incorporation to authorize the issuance of a class of Series B Preferred Stock having the rights, preferences, privileges and restrictions, substantially as set forth in the attached Term Sheet; and

          (c)  Warrant Shares.  The shares of Series B Preferred Stock to be
               --------------
issued pursuant to this Warrant will be, upon proper exercise of this Warrant, duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

          (d)  No Inconsistency.  The execution and delivery of this Warrant are
               ----------------
not, and the issuance of the shares of Series B Preferred Stock upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or by-laws, will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of any other person.

     11.  REPRESENTATIONS AND WARRANTIES OF HOLDER.

          (a) The holder hereby represents and warrants to the Company that he has substantial knowledge, skill and experience in making investment decisions of the type represented by this Warrant and the shares issuable upon exercise of this Warrant, that he is capable of evaluating the risk of its investment in this Warrant and the shares issuable upon exercise of this Warrant and is able to bear the economic risk of such investment, including the risk of losing the entire investment, that it is acquiring this Warrant and the shares issuable upon exercise of this Warrant for his own account, and that this Warrant and the shares issuable upon exercise of this Warrant are being acquired by him for investment and not with a present view to any distribution thereof in violation of applicable securities law. If the holder should in the future decide to dispose of any of this Warrant and the shares issuable upon exercise of this Warrant, it is understood that it may so do only in compliance with the Act and applicable state securities laws. The holder represents and warrants that he is an "Accredited Investor" as defined in Rule 501(a) under the Act.

          (b) The holder understands that (i) this Warrant and the shares issuable upon exercise of this Warrant have not been registered under the Act by reason of their issuance in a transaction exempt from the registration requirements of the Act, (ii) this Warrant and the shares issuable upon exercise of this Warrant must be held indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt from such registration (and, upon request, evidence satisfactory to the Company is provided by such holder of the availability of such exemptions, including, upon request, the delivery to the Company of opinions of counsel to such holder, which opinions and counsel are satisfactory to the Company), and
(iii) this Warrant and the shares issuable upon exercise of this Warrant may bear a legend to such effect.

     12. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Series B Preferred Stock of the Company that may be subscribed for and purchased hereunder.

     13. MAILING OF NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

     14. HEADINGS. The headings in this War-rant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

     15. CHANGE, WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company, by the undersigned thereunto duly authorized, has duly executed this Warrant as of the date first written above.



                              COMMERX, INC.


                              By:  /s/ Tim Stojka
                              Name:  Tim Stojka
                              Title: Chief Executive Officer

                              ACCEPTED AS OF THE DATE HEREOF:

                              /s/ Jeff Garwood
                              -------------------
                              Name:  Jeff Garwood

                  [To be signed only upon exercise of Warrant]


To__________________:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________ shares of Series B Preferred Stock of and herewith makes payment of $_______ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to _____________, whose address is ______________.

Dated:________________

                              __________________________________________________

                              By________________________________________________

                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                              Address:

                              __________________________________________________

                              __________________________________________________

                  [To be signed only upon transfer of Warrant]

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________ the right represented by the within Warrant to purchase the _____ shares of the Series B Preferred Stock of __________________ to which the within Warrant relates, and appoints ____________ attorney to transfer said right on the books of __________________________ with full power of substitution in the premises.

Dated:________________

                              __________________________________________________

                              By________________________________________________

                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                              Address:

                              __________________________________________________

                              __________________________________________________